===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            LOWE'S COMPANIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                            LOWE'S COMPANIES, INC.

                                P. O. Box 1111

                          North Wilkesboro, NC 28656

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 May 28, 1999

  The Annual Meeting of Shareholders of Lowe's Companies, Inc. (the "Company") will be held at the Company's new Customer Support Center (former Wilkes
Mall), 1605 Curtis Bridge Rd., at the intersection of US 421 Business and 421 Bypass, Wilkesboro, North Carolina, on Friday, May 28, 1999, at 10:00 a.m. to consider and act upon the following proposals:

  1. To elect three Class I Directors to a term of three years;

  2. To approve the Lowe's Companies, Inc. Directors' Stock Option Plan; and

  3. To transact such other business as may be properly brought before the Annual Meeting.

  Shareholders of record at the close of business on April 2, 1999, are entitled to notice of and to vote at the meeting. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with instructions, if any. If two or more proxies are submitted by the same shareholder, the proxy bearing the later date will revoke the prior proxy. Any proxy delivered before the meeting may be revoked by attending the meeting and voting in person.

  You are cordially invited to attend and we look forward to seeing you at the meeting.

                                          By order of the Board of Directors,
                                          /s/ William C. Warden, Jr.
                                          William C. Warden, Jr.
                                          Executive Vice President, General
                                          Counsel & Secretary

North Wilkesboro, North Carolina
April 23, 1999

IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE PROXY AND MAIL AT ONCE IN THE ENCLOSED ENVELOPE.

                            LOWE'S COMPANIES, INC.

                                P. O. Box 1111
                    North Wilkesboro, North Carolina 28656
                                 336/658-4000
                                Proxy Statement
                                      for
                        Annual Meeting of Shareholders
                                 May 28, 1999


  This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Lowe's Companies, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held at the Company's new Customer Support Center (former Wilkes Mall), 1605 Curtis Bridge Rd., at the intersection of US 421 Business and 421 Bypass, Wilkesboro, North Carolina, on Friday, May 28, 1999, at 10:00 a.m. It is anticipated that this Proxy Statement and the enclosed form of proxy will be sent to shareholders on April 23, 1999.

  Only shareholders of record at the close of business on April 2, 1999, are entitled to notice of and to vote at the meeting or any adjournment thereof. On April 2, 1999, there were 359,217,081 shares of Common Stock of the Company outstanding and entitled to vote. Shareholders are entitled to one vote for each share held on all matters to come before the meeting.

  The shares represented by a proxy will be voted as directed unless the proxy is revoked. Any proxy may be revoked before it is exercised by filing with the Secretary of the Company an instrument revoking the proxy or a proxy bearing a later date. A proxy is revoked if the person who executed the proxy is present at the meeting and elects to vote in person.

  Abstentions and shares held of record by a broker or its nominee ("broker shares") that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker shares that are not voted on any matter at the meeting are not included in determining whether a quorum is present. The vote required on matters to be considered is disclosed under the caption for such matters. Votes that are withheld and broker shares that are not voted (commonly referred to as "broker non-votes") are not included in determining the number of votes cast in the election of Directors or on other matters.

                             ELECTION OF DIRECTORS

  There are currently 13 members of the Board of Directors, which is divided into three classes: Class I (five members), Class II (four members) and Class III (four members), with one class being elected each year for a three-year term. As recommended by the Governance Committee (acting as a nominating committee), the Board of Directors has reduced the size of the Board to ten effective at the 1999 Annual Meeting to reflect the retirement of William A. Andres, John M. Belk and Leonard G. Herring as Class I Directors. Due to the nomination of two Class I Directors whose terms expire at the 1999 Annual Meeting and the realignment of James F. Halpin from Class III to Class I to make the three Board classes as nearly equal in size as possible, three nominees are standing for election as Class I Directors at the Annual Meeting. The three nominees, all of whom are currently Directors, are: James F. Halpin, Richard K. Lochridge and Claudine B. Malone.

  If elected, each Class I nominee will serve three consecutive years with his/her term expiring in 2002 or until a successor is elected and qualifies. The election of each nominee requires the affirmative vote of the holders of the plurality of the shares of Common Stock cast in the election of Directors. Unless authority to vote in the election of Directors is withheld, it is the intention of the persons named as Proxies to vote FOR the three nominees. If at the time of the meeting any of these nominees is unavailable for election as a Director for any reason, which is not expected to occur, the persons named as Proxies will vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

                    INFORMATION CONCERNING CLASS I NOMINEES

  The nominees for election for a three-year term as a Class I Director to serve until the 2002 Annual Meeting are James F. Halpin, Richard K. Lochridge and Claudine B. Malone

                            Director         Business Experience, Directorships, and
        Name and Age         Since             Positions within the Last Five Years
 -------------------------- -------- -------------------------------------------------------
 James F. Halpin, 48.......   1996   Member of Compensation Committee, Executive Committee
                                     and Governance Committee of the Company. President and
                                     Chief Executive Officer, CompUSA Inc. (Computer
                                     Superstores), Dallas, Tex., since 1993; President,
                                     HomeBase (Home Improvement Retail Chain), Irvine, Cal.,
                                     1990-1993. Other directorships: Interphase Corporation,
                                     Dallas, Tex., since 1995; Invincible Technologies
                                     Corp., Boston, Mass., since 1995; ToyBiz, Inc., New
                                     York, N. Y., since 1995.
 Richard K. Lochridge, 55..   1998   Member of Audit Committee and Governance Committee of
                                     the Company. President and Chief Executive Officer,
                                     Lochridge & Company (General Management Consulting
                                     Firm), Boston, Mass. since 1986. Other directorships:
                                     Hannaford Brothers Co., Scarborough, Me., since 1993;
                                     Petsmart, Inc., Phoenix, Ariz., since 1998.
 Claudine B. Malone, 62....   1995   Member of Audit Committee and Governance Committee of
                                     the Company. President and Chief Executive Officer,
                                     Financial & Management Consulting, Inc., McLean, Va.,
                                     since 1984. Other directorships: Chairman, Federal
                                     Reserve Bank, Richmond, Va., since 1996 (Member since
                                     1994); Dell Computer Corporation, Austin, Tex., since
                                     1993; Hannaford Bros., Scarborough, Me., since 1991;
                                     Hasbro, Inc., Pawtucket, R.I., since 1992; Houghton
                                     Mifflin, Boston, Mass., since 1982; LaFarge
                                     Corporation, Reston, Va., since 1994; The Limited,
                                     Inc., Columbus, Oh., since 1982; Mallinckrodt Group
                                     Inc., St. Louis, Mo., since 1994; SAIC-Science
                                     Applications International Corporation, San Diego,
                                     Calif., since 1993; Union Pacific Resources
                                     Corporation, Fort Worth, Tex., since 1995.

                  INFORMATION CONCERNING CONTINUING DIRECTORS

  The remaining Directors whose terms expire after 1999 are:

Class II Directors, term expiring in 2000

                            Director         Business Experience, Directorships, and
        Name and Age         Since             Positions within the Last Five Years
 -------------------------- -------- -------------------------------------------------------
 Peter C. Browning, 57.....   1998   Member of Compensation Committee and Governance
                                     Committee of the Company. President and Chief Executive
                                     Officer, Sonoco Products Company (Global Packaging
                                     Company), Hartsville, S.C., since 1998 having
                                     previously served as President and Chief Operating
                                     Officer (1995-1998), Executive Vice-President (1993-
                                     1995) of that company; Director since 1995. Chairman,
                                     President and Chief Executive Officer, National Gypsum
                                     Co., 1990-1993. Other directorships: Phoenix Home Life
                                     Mutual Ins. Co., Hartford, Conn., since 1989; Wachovia
                                     Corporation, Winston-Salem, N.C. since 1997.

 Carol A. Farmer, 54.......   1994   Member of Compensation Committee and Governance Commit-
                                     tee of the Company. President, Carol Farmer Associates,
                                     Inc. (Trend Forecasting and Consulting), Boca Raton,
                                     Fla., since 1985. Other directorships: The Sports Au-
                                     thority, Inc., Ft. Lauderdale, Fla., since 1995.
 Robert G. Schwartz, 71....   1973   Chairman of Compensation Committee, Member of
                                     Governance Committee of the Company. Director of
                                     Metropolitan Life Insurance Company, New York, N.Y.,
                                     since 1980, having previously served as Chairman of the
                                     Board (1983-1993), President and Chief Executive
                                     Officer (1989-1993) of that company. (Mr. Schwartz
                                     retired in March 1993.) Other directorships: Potlatch
                                     Corporation, Spokane, Wash., since 1973; Comsat
                                     Corporation, Bethesda, Md., since 1986; Mobil
                                     Corporation, Fairfax, Va. since 1987; Consolidated
                                     Edison Company of New York, New York, N.Y., since 1989;
                                     Lone Star Industries, Inc., Stamford, Conn., since
                                     1994.

                            Director         Business Experience, Directorships, and
        Name and Age         Since             Positions within the Last Five Years
 -------------------------- -------- -------------------------------------------------------
 Robert L. Strickland, 68..   1961   Chairman of the Board 1978-1998, (Mr. Strickland
                                     retired as an employee of the Company in January 1998),
                                     Member of Audit Committee and Executive Committee of
                                     the Company. Other directorships: T. Rowe Price
                                     Associates, Inc., Baltimore, Md., since 1991; Hannaford
                                     Bros., Scarborough, Me., since 1994.

Class III Directors, term expiring in 2001

                            Director         Business Experience, Directorships, and
        Name and Age         Since             Positions within the Last Five Years
 -------------------------- -------- -------------------------------------------------------
 Leonard L. Berry, Ph.D.,     1998   Member of Audit Committee and Governance Committee of
  56.......................          the Company. Distinguished Professor of Marketing,
                                     Holder of the J.C. Penney Chair in Retailing Studies,
                                     and Director of the Center for Retailing Studies, Texas
                                     A&M University, College Station, Tex., since 1982.
                                     Other directorships: CompUSA Inc., Dallas, Tex., since
                                     1993; Hastings Entertainment, Inc., Amarillo, Tex.,
                                     since 1994; Council of Better Business Bureaus (Public
                                     Member), Arlington, Va., since 1995.

 Paul Fulton, 64...........   1996   Member of Compensation Committee and Governance Commit-
                                     tee of the Company. Chairman and Chief Executive Offi-
                                     cer, Bassett Furniture Industries, Bassett, Va., since
                                     1997; Director since 1993. Dean, Kenan-Flagler Business
                                     School, University of North Carolina, Chapel Hill,
                                     N.C., 1994-1997. President, Sara Lee Corporation (Manu-
                                     facturer and Marketer of Consumer Products), Chicago,
                                     Ill., 1988-1993. Other directorships: Sonoco Products
                                     Company, Hartsville, S.C., since 1989; BankAmerica
                                     Corp. (previously NationsBank Corporation), Charlotte,
                                     N.C., since 1993; The Cato Corporation, Charlotte,
                                     N.C., since 1994; Hudson Bay Company, Toronto, Ontario,
                                     since 1997.

 Robert L. Tillman, 55.....   1994   Chairman of the Board since January 1998, President and
                                     Chief Executive Officer since August 1996, having
                                     previously served as Senior Executive Vice President
                                     and Chief Operating Officer (1994-July 1996) and
                                     Executive Vice President--Merchandising (1991-1994),
                                     Chairman of Executive Committee of the Company.

                 INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                            COMMITTEES OF THE BOARD

  Classification of Directors. Each Lowe's Director is classified as an "Independent Director" or a "Management Director". A "Management Director" is a present or former employee who serves as a Director. An "Independent Director" is a Director within the scope of Securities and Exchange Commission rules defining "non-employee directors". Certain Directors are also "Founding Directors", defined in the Bylaws as a person who was a Director when Lowe's became a public company in 1961 and who has served continuously as a Director since 1961. Ms. Farmer and Ms. Malone and Messrs. Andres, Belk, Berry, Browning, Fulton, Halpin, Lochridge and Schwartz are Independent Directors. Messrs. Herring, Strickland and Tillman are Management Directors. Messrs. Herring and Strickland are Founding Directors.

  Compensation of Directors--Standard Arrangements. Mr. Tillman receives no Director or Committee compensation. Independent Directors (other than Founding Directors) are paid an annual retainer of $35,000 plus $5,000 annually for serving as a Committee Chairman and $1,000 per Board meeting or Committee meeting attended (with the maximum annual amount payable to any one Director being $60,000). Founding Directors who are not employed by the Company are paid an annual retainer of $60,000 each, with no additional fees for attending meetings or for Committee Chairmanships. In 1998, Mr. Herring was also paid $3,894 for serving as a Director of one of the Company's wholly owned subsidiaries.

  Compensation of Directors--Other Arrangements. In 1989, shareholders approved the Lowe's Companies, Inc. 1989 Non-Employee Directors' Stock Option Plan. Under this Plan, eligible Directors were granted annually an immediately exercisable stock option to purchase 8,000 shares of Common Stock at the first Directors' Meeting following the Annual Meeting in 1989, 1990, 1991, 1992 and 1993. The option price was the shares' fair market value on the date of grant. In accordance with a formula set forth in the option agreement, the Company makes a federal income tax deposit on behalf of Directors who exercise options. Four hundred thousand shares of Common Stock were reserved under the Plan for the granting of options and options covering 280,000 shares were granted. No options were granted under this Plan during Fiscal 1998 and no options will be granted under this Plan in the future.

  In 1994, the Board adopted the Lowe's Companies, Inc. Directors' Deferred Compensation Plan. This Plan allows each non-employee Director to defer receipt of all, but not less than all, of the annual retainer and meeting fees otherwise payable to the Director. Deferrals are credited to a bookkeeping account and account values are adjusted based on the investment measure selected by the Director. One investment measure adjusts the account based on the Wachovia Bank, N.A. prime rate plus 1%. The other investment measure assumes that the deferrals are invested in the Company's Common Stock. A Director may allocate deferrals between the two investment measures in 25% multiples. Account balances are paid in cash following the termination of a Director's service.

  In 1994, shareholders approved the Lowe's Companies, Inc. Directors' Stock Incentive Plan. This Plan provided for each eligible Director to be awarded 1,000 shares of Company Common Stock at the first Directors' Meeting following the Annual Meeting in 1994, 1995, 1996, 1997 and 1998. Fifty thousand shares of Common Stock were reserved under the Plan with 43,000 shares being issued during the five-year period. During Fiscal 1998, 12,000 shares (having a fair market value of $39.59375 per share on May 29, 1998, as adjusted for the 1998 stock split) were awarded to 12 eligible Directors (1,000 shares each to Directors Andres, Belk, Berry, Browning, Farmer, Fulton, Halpin, Herring, Lochridge, Malone, Schwartz and Strickland).

  Board of Directors--During Fiscal 1998, the Board of Directors held six meetings. The Board has four standing committees which met the number of times set forth in parentheses: Executive (1), Audit (4),

Compensation (5) and Governance (1). All Directors attended at least 75% of the meetings of the Board and the committees on which they served with the exception of Ms. Farmer who attended 50% of such meetings.

  Audit Committee--The Audit Committee has six members: John M. Belk (Chairman), Leonard L. Berry, Leonard G. Herring, Richard K. Lochridge, Claudine B. Malone and Robert L. Strickland. The Audit Committee meets with the internal auditing staff and representatives of the Company's independent accounting firm without senior management present, and with representatives of senior management. The Committee reviews the general scope of the Company's annual audit and the fee charged by the independent accountants, determines the duties and responsibilities of the internal auditors, reviews financial statements and the accounting principles being applied and reviews audit results and other matters relating to internal control and compliance with the Company's code of ethics and Corporate Compliance Plan. In addition, the Audit Committee recommends annually the engagement of the Company's independent accountants.

  Compensation Committee--The Compensation Committee has six members: Robert
G. Schwartz (Chairman), William A. Andres, Peter C. Browning, Carol A. Farmer, Paul Fulton and James F. Halpin. This Committee reviews and sets the compensation of Directors who are employees of the Company; reviews the compensation of all other employees whose annual salary and bonus opportunities exceed $125,000; reviews and approves all annual bonus plans; reviews and approves all forms of compensation which exceed one year in duration, including employee stock option and deferred compensation awards; administers and interprets all provisions of all compensation, employee stock option, stock appreciation rights and other incentive plans; and makes awards to Executive Officers pursuant to the terms of any employee stock option or stock appreciation rights plan.

  Executive Committee--The Executive Committee has five members: Robert L. Tillman (Chairman), William A. Andres, James F. Halpin, Leonard G. Herring and Robert L. Strickland. The Executive Committee exercises all of the powers of the Board of Directors between meetings, except as otherwise limited by law.

  Governance Committee--The Governance Committee has ten members: William A. Andres (Chairman), John M. Belk, Leonard L. Berry, Peter C. Browning, Carol A. Farmer, Paul Fulton, James F. Halpin, Richard K. Lochridge, Claudine B. Malone and Robert G. Schwartz. This Committee's responsibilities include screening suggestions for new Board members and making recommendations to the full Board; conducting an annual performance evaluation of the Chief Executive Officer; and conducting an annual review of the performance of the full Board and structure of Board Committees. This Committee functions as a nominating committee by recommending nominees for election as Directors of the Company. The Committee considers nominees recommended by shareholders. Any such recommendation should be submitted in writing to the Secretary of the Company no later than 120 days prior to the date of mailing the proxy materials for each annual meeting (generally, not later than the end of November preceding the annual meeting). The recommendation should include information that will enable the Committee to evaluate the qualifications of the proposed nominee.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table shows the beneficial ownership as of April 2, 1999, except as noted, of Common Stock of each incumbent Director of the Company, each nominee for election as a Director of the Company, the Officers named in the Summary Compensation Table, each shareholder known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, and Directors and Executive Officers as a group:

                   Name or Number                     Number of     Percent
                 of Persons in Group                Shares (1) (2)  of Class
                 -------------------                --------------  --------
   William A. Andres                                      83,000         *
   John M. Belk                                           85,250         *
   Leonard L. Berry                                        4,500         *
   Peter C. Browning                                       1,660         *
   Carol A. Farmer                                         6,202         *
   Paul Fulton                                             8,000         *
   James F. Halpin                                        15,200         *
   Leonard G. Herring                                  3,110,820(3)      *
   Richard K. Lochridge                                    4,000         *
   Claudine B. Malone                                      4,000         *
   Dale C. Pond                                          111,113(4)      *
   Robert G. Schwartz                                     85,000         *
   Robert L. Strickland                                1,873,614(5)      *
   Larry D. Stone                                        181,540         *
   Robert L. Tillman                                     480,880         *
   William C. Warden, Jr.                                152,585         *
   Thomas E. Whiddon                                     130,838         *
   Incumbent Directors, Director Nominees and
    Executive Officers as a Group (28 in total)        7,796,326(6)  2.165
   Lowe's Companies Employee Stock Ownership Trust
    P.O. Box 1111
    North Wilkesboro, NC 28656                        33,046,506(6)  9.200
   FMR Corp.
    82 Devonshire Street
    Boston, MA 02109                                  33,440,365(7)  9.309

----------
 *Less than 1%.
(1) Includes shares that may be acquired within 60 days under the Company's Stock Option Plans as follows: Mr. Andres 24,000 shares; Mr. Belk 32,000 shares; Mr. Pond 48,600 shares; Mr. Schwartz 40,000 shares; Mr. Stone 65,267 shares; Mr. Tillman 196,933 shares; Mr. Warden 65,267 shares; Mr. Whiddon 65,267 shares; with aggregate shares for all Executive Officers and Directors as a group (28) being 825,300. Also includes Stock Awards (Performance Stock and Performance Accelerated Restricted Stock) that have been granted but not vested as follows: Mr. Herring 27,500 shares; Mr. Pond 46,000 shares; Mr. Stone 58,000 shares; Mr. Strickland 52,500 shares; Mr. Tillman 141,000 shares; Mr. Warden 60,000 shares; Mr. Whiddon 55,000 shares; with aggregate shares for all Executive Officers and Directors as a group (28) being 755,000.
(2) Does not include phantom shares credited to the accounts of Executive Officers and Directors under the Company's Deferred Compensation Plans as follows: Mr. Andres 11,050 shares; Mr. Belk 11,127 shares;

    Mr. Browning 178 shares; Ms. Farmer 5,956 shares; Mr. Fulton 194 shares; Mr. Tillman 18,500; Mr. Whiddon 5,000; with aggregate shares for all Executive Officers and Directors as a group (28) being 85,989.
(3) Includes 167,150 shares of shared voting and investment power.
(4) Includes 470 shares of shared voting and investment power.
(5) Includes 240,000 shares of shared voting and investment power.
(6) Shares allocated to participants' ESOP accounts are voted by the participants by giving voting instructions to Wachovia Bank, N.A. (the "Trustee"). The ESOP's Management Committee directs the Trustee in the manner in which shares not allocated to participants' accounts are to be voted. The Management Committee has 19 members, including Messrs. Pond, Stone, Tillman, Warden and Whiddon. At April 2, 1999, there were 510,598 unallocated shares.
(7) Shares held at December 31, 1998, according to Schedules 13G filed with the Securities and Exchange Commission.

  Based solely on its review of the forms required to be filed by Section 16(a) of the Securities Exchange Act of 1934, as amended, that have been received by the Company and written representations from certain reporting persons that no annual statements on Form 5 were required, the Company believes that all filing requirements under Section 16(a) applicable to its Officers, Directors and beneficial owners have been complied with.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following table discloses compensation received by the Company's Chief Executive Officer and the four other most highly paid Executive Officers for the three fiscal years ended January 29, 1999:

                          SUMMARY COMPENSATION TABLE


                                                                                       Long-term Compensation
                                                                       -------------------------------------------------------
                                           Annual Compensation                     Awards             Payouts
                                     --------------------------------  ------------------------------ -------
 Name & Principal        Fiscal Year                     Other Annual  Restricted Stock Stock Options  LTIP      All Other
     Position               Ended     Salary    Bonus    Compensation     Awards (1)    # shares (2)  Payouts Compensation (3)
 ----------------        ----------- -------- ---------- ------------  ---------------- ------------- ------- ----------------
Robert L. Tillman..       01/29/99   $800,000 $1,015,200   $290,084(4)    $        0       200,000      $ 0       $19,200
 Chairman of the
  Board,                  01/30/98    675,000    311,175    157,173        1,516,875       120,000        0        20,800
 President and
  Chief                   01/31/97    548,269    412,500    153,531          993,750       240,000        0        21,000
 Executive Officer
Larry D. Stone.....       01/29/99    434,616    507,600    133,135(5)             0       100,000        0        19,200
 Executive Vice
  President               01/30/98    340,000    156,740     63,674          632,031        40,000        0        20,800
 and Chief
  Operating               01/31/97    266,385    125,000     46,548          414,062        80,000        0        21,000
 Officer
William C. Warden,
 Jr................       01/29/99    360,000    456,840    114,808(6)             0        57,800        0        19,200
 Executive Vice
  President,              01/30/98    315,000    145,215     62,030          632,031        40,000        0        20,800
 Chief
  Administrative          01/31/97    267,445    137,500     54,391          414,062        80,000        0        21,000
 Officer, General
 Counsel and
 Secretary
Thomas E. Whiddon..       01/29/99    350,000    444,150    113,235(7)             0        56,200        0        19,200
 Executive Vice
 President                01/30/98    305,000    140,605     21,580          632,031        40,000        0        20,800
 and Chief
  Financial Officer       01/31/97    287,452     89,375     41,257          414,062        80,000        0             0
Dale C. Pond.......       01/29/99    300,000    380,700     89,940(8)             0        48,200        0        19,200
 Executive Vice
  President--             01/30/98    262,500    121,013     43,479          505,625        30,000        0        20,800
 Merchandising/Marketing  01/31/97    249,888    137,500     46,117          331,250        60,000        0        21,000

---------
(1) The amounts appearing in the Restricted Stock Awards column represent the value of restricted stock awards granted during Fiscal 1996 and 1997 based on the closing price for the Company's Common Stock on the date of grant. No Restricted Stock Awards were granted during Fiscal 1998. As of January 29, 1999, the number and value (based on the closing price of $58.3125 for the Common Stock on such date) of shares of restricted stock held by the Named Executive Officers were as follows: Mr. Tillman 141,000 shares, $8,222,063; Mr. Stone 58,000 shares, $3,382,125; Mr. Warden 60,000 shares,
    $3,498,750; Mr. Whiddon 55,000 shares, $3,207,188; and Mr. Pond 46,000 shares, $2,682,375. None of such shares will vest, in whole or in part in less than three years from the date of grant, except that such shares will vest as of the date of a change in control of the Company. Dividends are paid on shares of restricted stock at the same rate and times as on all other shares of Common Stock.
(2) Options granted as of December 4, 1998, were issued under the 1997 Incentive Plan at the $45.00 fair market value of Lowe's shares on that date.
(3) Amounts shown are employer contributions to the Employee Stock Ownership
    Plan.
(4) Amount shown is the total of a payment under the Company's Benefit Restoration Plan ($263,710), dividends on restricted stock awarded in grants effective January 31, 1994, 1995, 1996, 1997, and January 30, 1998 ($16,926), taxable value of group term life insurance in excess of $50,000 ($3,510), and taxable value of personal use of corporate aircraft ($5,938).
(5) Amount shown is the total of a payment under the Company's Benefit Restoration Plan ($124,900), dividends on restricted stock awarded in grants effective January 31, 1994, 1995, 1996, 1997, and January 30, 1998 ($6,958), taxable value of group term life insurance in excess of $50,000 ($864), and taxable value of personal use of corporate aircraft ($413).
(6) Amount shown is the total of a payment under the Company's Benefit Restoration Plan ($104,970), dividends on restricted stock awarded in grants effective January 31, 1994, 1995, 1996, 1997, and January 30, 1998 ($7,473), taxable value of group term life insurance in excess of $50,000 ($686), and director fees paid by LF Corporation, a subsidiary of Lowe's Companies, Inc. ($1,679).
(7) Amount shown is the total of a payment under the Company's Benefit Restoration Plan ($101,360), dividends on restricted stock awarded in grants effective January 31, 1996, 1997 and January 30, 1998 ($6,213), taxable value of group term life insurance in excess of $50,000 ($662), and director fees paid by LF Corporation, a subsidiary of Lowe's Companies, Inc. ($5,000).
(8) Amount shown is the total of a payment under the Company's Benefit Restoration Plan ($83,320), dividends on restricted stock awarded in grants effective January 31, 1994, 1995, 1996, 1997 and January 30, 1998 ($5,513), and taxable value of group term life insurance in excess of $50,000 ($1,107).

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The following table provides information with respect to stock options and SARs granted to the named Executive Officers during Fiscal 1998:



                            Individual Grants
-------------------------------------------------------------------------- Potential Realizable Value
                           Number of    % of Total                         at Assumed Annual Rates of
                           Securities  Options/SARs                         Stock Price Appreciation
                           Underlying   Granted to  Exercise or              for Option/SAR Term (2)
                          Options/SARs Employees in Base Price  Expiration ---------------------------
Name                      Granted (1)  Fiscal Year     $/Sh        Date         5%            10%
----                      ------------ ------------ ----------- ---------- ------------- -------------
Robert L. Tillman.......  200,000 / 0    8.91 / 0      45.00     12/3/05       3,663,900     8,538,300
Larry D. Stone..........  100,000 / 0    4.46 / 0      45.00     12/3/05       1,831,950     4,269,150
William C. Warden, Jr...   57,800 / 0    2.58 / 0      45.00     12/3/05       1,058,867     2,467,569
Thomas E. Whiddon.......   56,200 / 0    2.50 / 0      45.00     12/3/05       1,029,556     2,399,262
Dale C. Pond............   48,200 / 0    2.15 / 0      45.00     12/3/05         883,000     2,057,730

----------
(1) All options were granted under the 1997 Incentive Plan. The exercise price was set as the closing price of a share of Common Stock as reported on the New York Stock Exchange on the date the option was granted, or if no Common Stock was traded on the New York Stock Exchange on such date, on the next preceding day that the Common Stock was traded on such exchange. The exercise price may be paid in cash, in a cash equivalent acceptable to the plan administrator, in shares of Common Stock (valued as of the day preceding the exercise date), or a combination thereof. On December 4, 1998, both nonqualified options and incentive stock options were granted to the Executive Officers listed in the table. The options become exercisable with respect to one-third of the shares subject to the options on each of the first, second and third anniversaries of the December 4, 1998 date of grant.

(2) The potential realizable value is based upon future prices for the Common Stock that are derived from the specified assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the actual future performance of the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

  No options or SARs were exercised by any of the five named Executive Officers during Fiscal 1998. The following table provides information concerning unexercised options/SARs held by each of the named Executive Officers at January 29, 1999:

                                                                                          Value of Unexercised In-the-Money
                                                                                               Options/SARs at FY-End
                                                                                              ($) ($58.3125 on 1/29/99)
                                                                                         -----------------------------------
                                                               Number of Securities
                                                              Underlying Unexercised
                                                              Options/SARs at FY-End         Exercisable
                                                           ----------------------------- --------------------
                     Shares                    Annualized
                   Acquired on      Value         Value
      Name        Exercise (1)  Realized($)(2) Realized($)  Exercisable   Unexercisable  Aggregate Annualized Unexercisable
      ----        ------------- -------------- ----------- -------------- -------------- --------- ---------- --------------
Robert L. Till-
 man............       0 Shares          0            0    216,931 Shares 363,069 Shares 8,251,808 4,203,137    8,648,193
                  10,000 Units      37,500       12,500          0 Units        0 Units          0         0            0
Larry D. Stone..       0 Shares          0            0     65,268 Shares 154,732 Shares 2,480,280 1,321,599    3,337,220
                   5,000 Units      18,750        6,250          0 Units        0 Units          0         0            0
William C. War-
 den, Jr........       0 Shares          0            0     65,268 Shares 112,532 Shares 2,480,280 1,321,599    2,775,432
                   8,000 Units      30,000       10,000          0 Units        0 Units          0         0            0
Thomas E.
 Whiddon........       0 Shares          0            0     65,268 Shares 110,932 Shares 2,480,280 1,321,599    2,754,132
                       0 Units           0            0          0 Units        0 Units          0         0            0
Dale C. Pond....       0 Shares          0            0     48,600 Shares  89,600 Shares 1,848,044   980,634    2,158,306
                   5,000 Units      18,750        6,250          0 Units        0 Units          0         0            0

----------
(1) Awards denominated in Shares represent stock options; Awards denominated in Units represent stock appreciation rights (STARs).
(2) Stock appreciation rights (STARs) incentive payments as of January 29, 1999 ($3.75 per share appreciation for each STAR unit).

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

  No awards were made under any long-term incentive plans for the Company during 1998.

                     REPORT OF THE COMPENSATION COMMITTEE

  This report by the Executive Compensation Committee is required by rules of the Securities and Exchange Commission. It is not to be deemed incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and it is not to be otherwise deemed filed under either such Act.

  The Compensation Committee (the "Committee") of the Board of Directors comprises six Independent Directors and is responsible for administering the Company's Executive Compensation Program for all executives at a compensation level set by the Committee. In carrying out its responsibilities, the
Committee:

 . Articulates the Company's executive compensation philosophies and policies to executive management, participates in compensation program development, and has authority for approval of awards under the Company's plans and programs;

 . Monitors and approves on-going base salary and incentive compensation programs for executive management, including participation, performance goals and criteria, interpretation of provisions and determination of award payouts;

 . Reviews and approves base salary recommendations for Executive Officers of the Company; and

 . Initiates all compensation actions for the Chairman of the Board, President and Chief Executive Officer, subject to final Board approval.

  The Committee has retained a national consulting firm (which reports to the Committee) to be a source of on-going advice to both the Committee and management.

Executive Compensation Principles

  The Company's Executive Compensation Program has been designed to establish a strong link between the creation of shareholder value and the compensation earned by its senior executives. It is the intention of the Committee that all compensation paid under the Executive Compensation Program of the Company (other than incentive stock options) will be tax deductible to the Company in the year paid to the executive. The fundamental objectives of the Program are to:

 . Align executive compensation with the Company's mission, values and business strategies;

 . Attract, motivate, retain and reward the executives whose leadership and performance are critical to the Company's success in enhancing shareholder value; and

 . Provide compensation which is commensurate with the Company's performance and the contributions made by executives toward this performance.

  The Program is intended to provide compensation which is competitive with comparable companies in the retailing industry (with particular emphasis on specialty hardgoods retailers and major U.S. retailers) when the Company is meeting its targeted financial goals. At the same time, the Program seeks to provide above average compensation when the Company's targeted goals are exceeded, and below average compensation when targeted performance goals are not achieved.

  The Program provides for larger portions of total compensation to vary on the basis of Company performance for higher levels of executives (i.e., the most senior Executive Officers have more of their total compensation at risk on the basis of Company performance than do lower levels of executives). All Executive Officers participate in the same direct compensation programs as the other executives of the Company, with the only differences being the degree of compensation risk and the overall magnitude of the potential awards.

  The Committee believes that Executive Officers of the Company should be encouraged to own significant holdings of the Company's Common Stock to align their interests with those of the Company's shareholders. Through the operation of the Company's Employee Stock Ownership Plan, the Employee Savings and Investment Plan, the 1994 Incentive Plan, and the 1997 Incentive Plan, vehicles are provided to enable executives to acquire Company Stock, subject to regulatory limitations. The Committee has established informal ownership guidelines for Executive Officers and will take into account each executive's progress toward attaining those goals when considering future stock option or restricted stock awards.

Elements in the Executive Compensation Program

  The Company's Executive Compensation Program comprises the following elements:

Base Salary

  Salaries for Executive Officers are established on the basis of the qualifications and experience of the executive, the nature of the job responsibilities and salaries for competitive positions in the retailing industry.

  Executive Officers' base salaries are reviewed annually and are approved by the Committee. Salaries of Executive Officers are compared with those of comparable executive positions in the retailing industry throughout the United States. The Committee uses the median level of base salary as a guideline, in conjunction with the executive's performance and qualifications, for establishing salary levels.

1994 and 1997 Incentive Plans

  The 1994 and 1997 Incentive Plans, which were approved by shareholders in 1994 and 1997, respectively, are intended to attract, motivate, retain and reward the executives whose leadership and performance are critical to the Company's success in enhancing shareholder value. The Incentive Plans help to place further emphasis on executive ownership of Company Stock. The Incentive Plans are designed to assure the deductibility of executive compensation for federal and state income tax purposes.

  Short-Term Incentives. The Management Bonus Program is administered pursuant
  ---------------------
to the Incentive Plans. The Management Bonus Program provides bonus opportunities that can be earned upon the achievement by the Company of predetermined annual earnings growth objectives. No bonuses are paid if performance is below the threshold level of corporate profitability. If the financial goals are fully met, 100% of the stated bonus opportunity is earned. Bonuses equal to 126.9% of February 1, 1998 base salary were paid to the Chief Executive Officer and his staff for the year ended January 29, 1999, because the Company's financial results exceeded the predetermined annual earnings growth objectives.

  Long-Term Incentives. The Incentive Plans authorize the grant of stock
  --------------------
options. The option price cannot be less than the market price of the Company's Common Stock on the date on which the option is granted. Consequently, stock options granted under the Incentive Plans measure performance and provide compensation solely on the basis of the appreciation in the price of the Company's Common Stock. During Fiscal 1998, the Committee approved a broad-based stock option grant to executives, senior management, middle managers and professionals, and retail store managers and co-managers.

  Stock appreciation rights also may be granted under the Incentive Plans. These rights entitle the recipient to receive a payment based solely on the appreciation in the Company's Common Stock following the date of the award. Stock appreciation rights thus measure performance and provide compensation only if the price of the Company's Common Stock appreciates. No stock appreciation rights grants were made during Fiscal 1998, nor are any previous grants outstanding.

  The Incentive Plans also authorize awards of Company Common Stock. Shares of Performance Accelerated Restricted Stock (PARS) and Performance Stock Awards have been issued pursuant to this authorization. PARS awards are nontransferable and subject to forfeiture for a period of time (either five or seven years) except that earlier vesting is permitted if certain financial objectives are achieved. The 1997 and 1998 Performance Stock Awards to the Chairman of the Board, President and Chief Executive Officer and members of the Executive Staff provide that the shares will vest only if certain financial objectives are met during the three-year performance period following the award. The vesting of the grants identified in this paragraph is tied to a targeted achievement in return on assets. No Performance Accelerated Restricted Stock (PARS) or Performance Stock Awards were issued during Fiscal 1998.

  During 1998, the Company's Board of Directors amended the 1994 Incentive Plan and the 1997 Incentive Plan to include a Deferral Program. The Deferral Program, available to executives with the title of Vice President or higher, permits deferral of receipt of certain stock incentives (vested performance stock awards and performance accelerated restricted stock and gain on non-qualified stock options), but not salary or bonus. The single exception to this provision is that the Deferral Program under the 1997 Incentive Plan will accept the mandatory deferral of a participant's base salary to the extent that it would not be a tax deductible item for the Company under the Internal Revenue Code Section 162(m).

  The Deferral Program generally requires that the executive make a deferral election in the year prior to the year in which a stock option is exercised or the year a restricted stock grant vests. An executive's initial deferral election under the Deferral Program may be made within thirty days of the date he or she becomes eligible to participate under the program. Such mid-year election will not apply to compensation that vested or that became payable prior to the election. Deferred shares are cancelled upon the participant's election and tracked as phantom shares. During the deferral period, the participant's account is credited with amounts equal to the dividends paid on actual shares. Shares are reissued when distributable to the executive. A participant's account also is credited with the portion of a participant's stock award that vests and/or base salary to the extent that such compensation would not be a tax deductible item for the Company under the Internal Revenue Code Section 162(m). Unless a participant elects otherwise, deferred benefits are generally payable beginning on the March 15 following the earlier of the executive's retirement or other termination of employment or his 65th birthday.

  The Deferral Program is unfunded. A deferred benefit under the Program is at all times a mere contractual obligation of the Company. A participant and his beneficiaries have no right, title, or interest in the benefits deferred under the Program or any claim against them.

Benefit Restoration Plan

  The Benefit Restoration Plan, adopted by the Company in May 1990 and amended and restated as of February 1, 1997, is intended to provide qualifying executives with benefits equivalent to those received by all other employees under the Company's basic qualified employee retirement plans. Qualifying executives are those executives who are selected by the Committee to participate in the Plan and whose annual additions and other benefits, as normally provided to all participants under those qualified plans, would be curtailed by the effect of

Internal Revenue Code restrictions. The Benefit Restoration Plan benefits are determined annually. Participating executives may elect annually to defer benefits or to receive a current cash payment.

Other Compensation

  The Company's Executive Officers participate in the various qualified and non-qualified employee benefit plans sponsored by the Company. The Company makes only nominal use of perquisites in compensating its Executive Officers.

The CEO's Compensation in the Fiscal Year Ended January 29, 1999

  Effective January 23, 1999, the Committee increased Mr. Tillman's annual base salary from $800,000 to $850,000. The Committee made its decision based upon Mr. Tillman's leadership, the progress made by the Company in establishing and implementing its new retailing strategies, and the operating performance of the Company.

  The Committee authorized payment to Mr. Tillman of an annual bonus of $1,015,200 under the 1998 Management Bonus Program. The Committee determined Mr. Tillman's bonus solely on the basis of the Company's earnings performance versus the goals for such performance which the Committee established at the beginning of the year.

  Mr. Tillman was granted options for 200,000 shares of Company Stock on December 4, 1998 at $45.00, the fair market value of the Stock on the date of the grant; 2,222 shares of the grant are incentive stock options which become exercisable three years after the date of the grant with the remaining 197,778 shares granted being non-qualified stock options which become exercisable in thirds after one, two and three years from the date of the grant. The options expire after seven years.

  Mr. Tillman earned a Benefit Restoration Plan payment of $263,710 for the fiscal year ended January 29, 1999.

  The Committee believes that the payments and stock incentives described herein were necessary to maintain the competitiveness of Mr. Tillman's compensation package in comparison to those of other chief executive officers of similarly situated companies.

                                     * * *

  The Committee believes that the Company's Executive Compensation Program has been strongly linked to the Company's performance and the enhancement of shareholder value. The Committee intends to continually evaluate the Company's compensation philosophies and plans to ensure that they are appropriately configured to align the interests of executives and shareholders and to ensure that the Company can attract, motivate and retain talented management personnel.

                                       Robert G. Schwartz, Chairman
                                       William A. Andres
                                       Peter C. Browning
                                       Carol A. Farmer
                                       Paul Fulton
                                       James F. Halpin
April 23, 1999

                               PERFORMANCE GRAPH

  The following graph compares the total returns (assuming reinvestment of dividends) of the Company's Common Stock, the S&P 500 Index and the S&P Retail Index. The graph assumes $100 invested on January 31, 1994, in the Company's Common Stock and each of the indices.

            Comparison of 5 Year Cumulative Total Return of Lowe's,
                     the S&P 500, and the S&P Retail Index


                        [PERFORMANCE GRAPH APPEARS HERE]
                                   (AS OF FYE)
                      ---------------------------------------------------
COMPANY               1/31/94  1/31/95 1/31/96  1/31/97  1/30/98  1/29/99
-------               -------  ------- -------  -------  -------  -------
LOWE'S                100.00   121.06  103.17   110.46   169.51   392.15
S&P 500               100.00   100.53  139.35   176.03   223.40   295.97
S&P RETAIL INDEX      100.00    99.34   92.54   110.55   168.55   277.45

                 APPROVAL OF THE DIRECTORS' STOCK OPTION PLAN

  The Board of Directors proposes that shareholders approve the Lowe's Companies, Inc. Directors' Stock Option Plan (the "Plan") which was adopted by the Board on February 5, 1999, subject to the approval of the Company's shareholders. The Plan permits the grant of options to purchase shares of the Company's Common Stock from the Company. Approval of the Plan requires the affirmative vote of a majority of the shares represented at and voted at the Meeting.

  The Board of Directors believes that the Plan will benefit the Company by assisting it in recruiting and retaining directors and providing greater identity of interest between non-employee Directors and shareholders by enabling such Directors to participate in the future success of the Company.

  The more significant features of the Plan are described below. This summary is subject, in all respects, to the terms of the Plan. The Company will provide promptly, upon request and without charge, a copy of the full text of the Plan to each person to whom a copy of this proxy statement is delivered. Requests should be directed to: Lowe's Companies, Inc., Corporate Secretary,
P. O. Box 1111, North Wilkesboro, NC 28656.

Administration

  The Company's Board of Directors will administer the Plan. The Board will have the authority to grant options upon such terms (not inconsistent with the terms of the Plan) as it considers appropriate. In addition, the Board of Directors will have complete authority to interpret all provisions of the Plan, to prescribe the form of agreements evidencing awards under the Plan, to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

Eligibility

  Any person who, during the term of the Plan, is a member of the Board of Directors and is not an employee of the Company on the date of the first Board meeting after an annual meeting of the Company's shareholders (the "Award Date") is eligible to participate under the Plan. Currently nine members of the Board of Directors are not employed by the Company and would be eligible to participate under the Plan.

Awards

  On each Award Date, each eligible Director ("Participant") will be awarded an option for 2,000 shares of Common Stock.

Exercise of Options

  An option will become exercisable with respect to 666 of the shares of Common Stock subject to the option on May 15 of the first and the second calendar years following the Award Date and with respect to the remaining 668 shares subject to the option on May 15 of the third calendar year following the option's Award Date.

  An option generally will remain exercisable until the date that is seven years after the Award Date (the "Expiration Date"). If a Participant dies while serving on the Board of Directors, his option or options will remain exercisable until the Expiration Date and may be exercised by the Participant's estate or the person or persons to whom his rights under the option or options pass by will or the laws of descent and distribution.

Otherwise, a Participant's options will remain exercisable by the Participant until the earlier of (i) the Expiration Date; (ii) the first anniversary of the Participant's separation from the Board of Directors due to becoming permanently and totally disabled; or (iii) the date that is three months after the Participant's separation from the Board of Directors for a reason other than death or permanent and total disability.

  An option may be exercised in whole or in part, but may not be exercised for less than fifty shares unless it is exercised for the full number of shares that remain subject to the option.

Option Price

  The price per share of Common Stock purchased on the exercise of an option will be the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on the Award Date, or, if the Common Stock is not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock is traded on such exchange, all as reported by such source as the Board of Directors may select. The option price may be paid in cash, in a cash equivalent, or by surrendering shares of Common Stock to the Company.

Shareholder Rights

  No Participant will have any rights as a shareholder with respect to shares subject to his option until the date of exercise of such option.

Transferability

  Options will be nontransferable except by will or the laws of descent and distribution; except that options may be transferred by the Participant to his spouse, children or grandchildren, to a trust or trusts for the benefit of such family members or to a partnership in which such family members are the only partners, on such terms as permitted under Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

Change in Control

  All outstanding options granted under the Plan will become exercisable, in whole or in part, on the date the Board approves a transaction or series of transactions which, if consummated, would result in a "Change in Control" (as defined in the Plan) or on the date an agreement is entered into with respect to a transaction or transactions which, if consummated, would result in a Change in Control.

  Participants will be indemnified against the application of Sections 280G and 4999 of the Internal Revenue Code (the "Code") in the event that any benefit payment, accelerated vesting, or other right under the Plan constitutes a "parachute payment" under Code Section 280G.

Share Authorization

  The maximum aggregate number of shares of Common Stock that may be issued under the Plan is 250,000. If an option is terminated, in whole or in part, the number of shares allocated to the option or portion thereof may be reallocated to other options to be granted under the Plan. The maximum aggregate number of shares of Common Stock that may be issued under the Plan and the number of shares of Common Stock for which options are granted on subsequent Award Dates will be adjusted as the Board of Directors determines is equitably required in the event that (a) the Company
(i) effects one or more stock dividends, stock splits, subdivisions, or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Internal Revenue Code applies, or (b) there occurs any other event which, in the judgment of the Board of Directors, necessitates such action. The terms of outstanding options also may be adjusted by the Board of Directors to reflect such changes.

Market Value of Securities

  The market value of the securities underlying Plan options was $64.00 per share on April 13, 1999.

Amendment and Termination

  No option may be granted under the Plan after the Award Date in 2008. The Board of Directors may amend or terminate the Plan from time to time, except that no amendment that increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an adjustment as described above) or changes the class of individuals who may be selected to participate in the Plan will become effective until it is approved by shareholders.

Federal Income Tax Consequences

  The Company has been advised by counsel regarding the federal income tax consequences of the Plan. No income is recognized by a Participant at the time an option is granted. The exercise of an option generally is a taxable event that requires the holder to recognize, as ordinary income, the difference between the option price and the share's fair market value on the date of exercise. The Company will be entitled to claim a federal income tax deduction as result of the exercise of an option. The amount of the deduction is equal to the ordinary income recognized by the holder.

                               New Plan Benefits
                               -----------------

              Lowe's Companies, Inc. Directors' Stock Option Plan

                                                                    Number of
Name and Position                                Dollar Value ($)     Units
-----------------                                ----------------   ---------
Robert L. Tillman
 Chairman of the Board, President and Chief
 Executive Officer.............................     $        0            0
Larry D. Stone
 Executive Vice President and Chief Operating
 Officer.......................................     $        0            0
William C. Warden, Jr.
 Executive Vice President, Chief Administrative
 Officer, General Counsel and Secretary........     $        0            0
Thomas E. Whiddon
 Executive Vice President and Chief Financial
 Officer.......................................     $        0            0
Dale C. Pond
 Executive Vice President--
 Merchandising/Marketing.......................     $        0            0
Executive Group................................     $        0            0
Non-Executive Director Group...................     $1,900,500(/1/)  24,000(/2/)
Non-Executive Officer Employee Group...........     $        0            0

----------
(1) This amount represents the fair market value of the Common Stock for which options would have been granted to members of the Board who would have been eligible to participate in the Plan. Each eligible member of the Board would have received an option for 2,000 shares of Common Stock with a fair market value of $158,375 on May 29, 1998 with an option price of $79.1875.
(2) The number of shares was determined by multiplying 2,000 by the number of Directors who would have been eligible to participate in the Plan on May 29, 1998.

The Board of Directors recommends that shareholders vote "FOR" the Lowe's Companies, Inc. Directors' Stock Option Plan.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Upon the recommendation of the Audit Committee, the Board of Directors has reappointed Deloitte & Touche LLP as independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for 1999. Deloitte & Touche LLP has served in such capacity continuously since 1982.

  Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.

                                    GENERAL

  The cost of solicitations of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, by telephone, by telegraph or by certain employees of the Company. The Company may reimburse brokers or other persons holding stock in their names or in the names of nominees for their expense in sending proxy materials to principals and obtaining their proxies. The Company has engaged the proxy soliciting firm of D. F. King & Co., Inc. to solicit proxies for the Annual Meeting at an anticipated cost of $8,000 (plus handling fees).

  The shares represented by a proxy will be voted as directed unless the proxy is revoked. Any proxy may be revoked before it is exercised by filing with the Secretary of the Company an instrument revoking the proxy or a proxy bearing a later date. A proxy is revoked if the person who executed the proxy is present at the meeting and elects to vote in person.

  Where a choice is specified with respect to any matter to come before the meeting, the shares represented by the proxy will be voted in accordance with such specifications.

  Where a choice is not so specified, the shares represented by the proxy will be voted FOR Proposals 1 and 2 as set forth in the Notice of Annual Meeting and Proxy Card.

  Management is not aware that any matters other than those specified herein will be presented for action at the meeting, but if any other matters do properly come before the meeting, the persons named as Proxies will vote upon such matters in accordance with their best judgment.

  In the election of Directors, a specification to withhold authority to vote for the slate of management nominees will not constitute an authorization to vote for any other nominee.

                             SHAREHOLDER PROPOSALS

  Proposals of shareholders intended to be presented at the 2000 Annual Meeting must be received by the Board of Directors for consideration for inclusion in the Proxy Statement and form of proxy relating to that meeting on or before December 24, 1999.

                                 ANNUAL REPORT

  The Annual Report to shareholders accompanies this Proxy Statement. The Company's report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended January 29, 1999, is available upon written request addressed to Lowe's Companies, Inc., Investor Relations Department, P. O. Box 1111, North Wilkesboro, NC 28656.

                                          By order of the Board of Directors,
                                          /s/ William C. Warden, Jr.
                                          William C. Warden, Jr.
                                          Executive Vice President, General
                                          Counsel
                                          & Secretary

North Wilkesboro, North Carolina
April 23, 1999

                            LOWE'S COMPANIES, INC.
                  P. O. Box 1111, North Wilkesboro, NC  28656

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints T. Carson Anderson, IV and Robert A. Niblock as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Lowe's Companies, Inc. held of record by the undersigned on April 2, 1999, at the Annual Meeting of Shareholders to be held on May 28, 1999, or any adjournment thereof. The Board of Directors recommends a vote FOR Proposals 1 and 2.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.



PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.



  Please sign exactly as your name(s) appear(s) on the books of the Company.
   Joint owners should each sign personally. Trustees, custodians and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign.  If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

HAS YOUR ADDRESS CHANGED?
____________________________________________
____________________________________________
____________________________________________
____________________________________________

[X]PLEASE MARK VOTES
   AS IN THIS EXAMPLE


   ______________________________________
                   LOWE'S
               COMPANIES, INC.
  _______________________________________






Please be sure to sign and date this Proxy.   Date:_________


_____________________    ________________________
Shareholder sign here    Co-owner sign here

                                                        For All  With-  For All
                                                        Nominees  hold   Except
1. Election of Directors                                  [ ]      [ ]     [ ]
   Nominees:

   CLASS I DIRECTORS (Three-year Term 1999-2002)
   James F. Halpin, Richard K. Lochridge,
   Claudine B. Malone

   Note: If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through that nominee's name. Your shares will be voted for the remaining nominees.

2. PROPOSAL TO APPROVE THE LOWE'S COMPANIES, INC.         For  Against  Abstain
   DIRECTORS' STOCK OPTION PLAN                           [ ]    [ ]      [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   Mark box at right if an address change has been noted
   on the reverse side of this card.                                      [ ]